ETF Opportunities Trust 485BPOS

Exhibit 99.(g)(32)

FIFTH AMENDMENT TO THE

TRANSFER AGENT SERVICING AGREEMENT

THIS FIFTH AMENDMENT effective as of the last date in the signature block (the “Effective Date”), to the Transfer Agent Servicing Agreement dated as of August 13, 2024, as amended (the “Agreement”), is entered into by and between ETF OPPORTUNITIES TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to add the following ETFs and take into account present circumstances:

●	REX-Osprey™ BONK ETF

●	REX-Osprey™ BTC ETF

●	REX-Osprey™ DOGE ETF

●	REX-Osprey™ ETH ETF

●	REX-Osprey™ SOL ETF

●	REX-Osprey™ TRUMP ETF

●	REX-Osprey™ XRP ETF

WHEREAS, Section 13(E) of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

ETF OPPORTUNITIES TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ David A. Bogaert	By:	/s/ Greg Farley
Name:	David Bogaert	Name:	Greg Farley
Title:	President	Title:	Sr. Vice President
Date:	3/21/2025	Date:	3/21/2025

Exhibit A

Transfer Agent Servicing Agreement

Separate Series of ETF Opportunities Trust

Name of Series:

TappAlpha SPY Growth & Daily Income ETF
REX Crypto Equity Premium Income ETF

REX IncomeMax IBIT Strategy ETF

SMI 3Fourteen REAL Asset Allocation ETF

Tuttle Capital MSTR Put Write ETF

Tuttle Capital QQQ Put Write ETF

T-Rex 2X Long HOOD Daily Target ETF

T-Rex 2X Long DJT Daily Target ETF

T-Rex 2X Long ARM Daily Target ETF

T-Rex 2X Long RBLX Daily Target ETF

REX Bitcoin Corporate Treasury Convertible Bond ETF

Tuttle Capital NVDA 0DTE Covered Call ETF

Tuttle Capital MSTR 0DTE Covered Call ETF

Tuttle Capital TSLA 0DTE Covered Call ETF

REX-Osprey™ BONK ETF

REX-Osprey™ BTC ETF

REX-Osprey™ DOGE ETF

REX-Osprey™ ETH ETF

REX-Osprey™ SOL ETF

REX-Osprey™ TRUMP ETF

REX-Osprey™ XRP ETF

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